     EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Initial Results of Automated Sorting Tests

and the Start of an Update of its Mt Todd Preliminary Feasibility Study

Denver, Colorado, July 24,  2017  -  Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT: VGZ) (TSX: VGZ) today announced the completion of the automated sorting tests on the coarse fractions of the four 5-tonne bulk samples from its Mt Todd gold project.  The tests, completed at the facilities of Tomra Sorting Solutions near Hamburg, Germany, demonstrate that plus 5/8" (16 mm) product from the HPGR crusher can be efficiently sorted to separate the non-gold-bearing particles from the gold-bearing sulfides and quartz/calcite veining, at production rates.

The tests confirmed that, consistent with previous test work, 8-10% of the run-of-mine feed to the crushing circuit can be removed from the process stream prior to the grinding circuit.  This is expected to reduce grinding circuit operating costs and provide a modest increase in grade to the grinding circuit.  These results, combined with the favorable previously announced results of the HPGR crushing tests, provide support for key assumptions underlying the Company’s decision to commence an update of the Mt Todd Preliminary Feasibility Study  (“PFS”).

Vista’s President & CEO, Frederick H. Earnest, commented, “The application of this technology is not new to the mining sector and it is being used effectively where ores have distinct visual and/or density variations. Being present for the automated sorting of the bulk samples at production rates allowed us to observe the efficiency of this technology and its applicability to the Mt Todd gold project.  The material balance results are consistent with previous test results and we expect to have assay results for the sorted material in August.

“With this phase of our metallurgical testing program complete, we are prepared to commence the grinding and leach recovery optimization testing once the samples are returned from Germany. The final results of this metallurgical testing program are expected to be available the middle of September.  We have commenced the work of updating our PFS for the Mt Todd gold project, inclusive of flow sheet changes to integrate this sorting technology.  We believe these changes will deliver a better technical project with improved economics.”

Automated Sorting Test Results

The bulk sorting tests confirmed our ability to selectively remove particles known to have minerals associated with the presence of gold in the Batman deposit at production rates.  The plus 5/8" (16 mm) material from the HPGR crushing/screening tests at Thyssen Krupp Industries was shipped to the facilities of Tomra Sorting Solutions.  Three members of Vista’s management/project development team were present to observe the tests, which were conducted in a standard production-size sorter with a 60 cm wide belt.  Material from each of the four composites was sorted first using x-ray transmission (“XRT”) to remove particles containing sulfide minerals and subsequently using lasers to remove particles containing quartz/calcite.  The XRT sorting tests were conducted at three different sensitivity levels.   The material balance results of the sorting tests are summarized in the following table.

Plus 5/8" Fraction	Composite 1	Composite 2	Composite 3	Composite 4
XRT Sorted Material	33-57%	38-54%	27-46%	38-57%
Laser Sorted Material	2.2-1.4%	7.6-6.7%	7.7-5.1%	1.9-1.3%
Sorting Reject	40-62%	38-54%	46-64%	40-59%
Fraction of Total Composite
Sorting Reject	7.0-10.9%	6.8-9.6%	7.7-10.7%	7.4-11.0%

Each composite represents a different part of the Batman deposit with varying amounts of sulfide and quartz/calcite mineralization which provided the opportunity to sort material that represented: high grade core, low grade peripheral, average to high grade early production and average grade main deposit.  The variation in the amount of material sorted by the XRT and laser sorting steps is a reflection of the relative mineral content and is not an indication of sorting efficiency.  Upon receipt of assay results, the Company will determine the optimal settings, taking into consideration gold losses, grade of sorted product and total product rejected.

Based on the results of this testing, the Company plans to apply a  different sorting recovery/waste reject factor to each of the different major mineralization styles in the deposit.

Commencement of Preliminary Feasibility Study Update

We believe that the Mt Todd gold project is a better gold project today as a result of the project optimization work completed over the last 12 months and we have commenced the work of updating the current PFS.  As part of this work we intend to evaluate and include all appropriate production improvements and the most current economic factors.  We believe the results of this study, when completed late this year or early next year, will demonstrate a technically improved project and provide an improved perspective of the value of the Mt Todd gold project at present gold prices.

Qualified Person

The scientific and technical information disclosed in this press release has been reviewed and approved by Mr. John Rozelle, Senior Vice President of Vista and a qualified person (as defined by Canadian National Instrument 43-101).

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is one of the largest undeveloped gold projects in Australia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that plus 5/8" product from the HPGR crusher can be efficiently sorted at production rates (including the ability to selectively remove minerals associated with the presence of gold at the Batman deposit); our expectation that the removal of 8-10% of the run-of-mine feed to the crushing circuit from the process stream prior to the grinding circuit will reduce operating costs and provide a modest increase in the grade to the grinding circuit; our plans to commence grinding and leach recovery optimization testing; the expected timing of, the completion of and the expected results of our proposed metallurgical testing program, assay results and updated PFS; and our belief that the Mt Todd gold project is a better technical project with improved economics; and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, our experience with regulators, representative samples reflect the Mt Todd gold project, and positive changes to current economic conditions and the price of gold.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 22, 2017 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.